SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2004


                             PMA Capital Corporation
             (Exact name of registrant as specified in its charter)

        Pennsylvania                 000-22761             23-2217932
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)       Identification No.)


                  1735 Market Street, Suite 2800
                     Philadelphia, Pennsylvania                 19103-7590
             (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:

                                 (215) 665-5046

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosure.


On June 25, 2004, the Pennsylvania Insurance Department approved the request of PMA Capital Insurance Company (PMACIC) to dividend its ownership of the three insurance companies comprising The PMA Insurance Group to PMA Capital
Corporation. In its Order, the Department prohibited any payment of cash dividends in 2004 and 2005 by PMACIC to PMA Capital Corporation. In 2006, PMACIC may declare dividends to PMA Capital Corporation without the prior approval of the Department if, immediately after giving effect to the dividend, PMACIC's risk-based capital exceeds 225%. In 2007 and beyond, PMACIC may make dividend payments to PMA Capital Corporation, as long as such dividends are not considered "extraordinary" under Pennsylvania law. The Order does not restrict the payment of dividends by The PMA Insurance Group companies to PMA Capital. At December 31, 2003, The PMA Insurance Group companies had the ability to pay $23.2 million in dividends during 2004.


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company's current operating plans based on assumptions regarding future events. The Company's actual results could differ materially from those expected by the Company's management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

|O| our ability to effect an efficient withdrawal from the reinsurance business, including the commutation of reinsurance business with certain large ceding companies, without incurring any significant liabilities;

|O| regulatory or tax changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, our products or otherwise affect our ability to conduct business, including any future action with respect to our business taken by the Pennsylvania Insurance Department or any other state insurance department;

|O| The PMA Insurance Group's ability to have its A- A.M. Best financial strength rating restored and the effect of its B++ A.M. Best rating on its premium writings and profitability as well as the adverse impact of any potential future downgrade of its rating;

|O| The ability of the Company to have sufficient cash at the holding company to meet its debt service and other obligations, including any restrictions such as in our letter agreement with the Pennsylvania Insurance Department on receiving dividends from its insurance subsidiaries in an amount sufficient to meet such obligations;

|O| the lowering or loss of one or more of the Company's debt ratings, and the adverse impact that any such downgrade may have on our ability to raise capital and our liquidity and financial condition;

|O|      adequacy of reserves for claim liabilities;


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|O|      adverse  property  and  casualty  loss  development  for events that we insured in prior years, including unforeseen increases in medical costs;

|O| the impact of future results on the recoverability of our deferred tax asset;

|O|      adequacy and collectability of reinsurance that we purchased;

|O| the outcome of any litigation against the Company, including the outcome of the purported class action lawsuits;

|O| competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

|O|      ability to implement and maintain rate increases;

|O| the effect of changes in workers' compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

|O| our ability to predict and effectively manage claims related to insurance and reinsurance policies;

|O| the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

|O| uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

|O| severity of natural disasters and other catastrophes, including the impact of future acts of terrorism, in connection with insurance and reinsurance policies;

|O| changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

|O| uncertainties related to possible terrorist activities or international hostilities; and

|O| other factors disclosed from time to time in our most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

You should not place undue reliance on any such forward-looking statements. Unless otherwise stated, we disclaim any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PMA Capital Corporation




Date: June 28, 2004                       By:  /s/ William E. Hitselberger
                                               ------------------------------
                                                William E. Hitselberger
                                                Executive Vice President, Chief
                                                Financial Officer and Treasurer















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